Exhibit 10.97

ASSIGNMENT

     THIS ASSIGNMENT dated November 30, 2004 by and between LB Triad Inc. (the “Assignor”) and Capital Senior Living Properties, Inc. (the “Assignee”).

BACKGROUND

     Assignor is the owner of an 80% limited partner interest (the “Partnership Interest”) in Triad Senior Living I, L.P., a Texas limited partnership (the “Partnership”) in accordance with the terms of the Second Amended and Restated Agreement of Limited Partnership dated December 30, 1999 (as amended, the “Partnership Agreement”).

     Assignor wishes to assign to the Assignee, and Assignee wishes to accept, the Partnership Interest on and subject to the terms more particularly describe herein and in that certain Termination and Mutual Release Agreement dated as of even date herewith (“Release”) by and among Assignor, Assignee and certain related parties.

     NOW, THEREFORE, in consideration of the foregoing, the mutual promises of the parties hereto and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. For and in consideration of the sum of $1.00 payable by Assignee to Assignor upon the full execution hereof, Assignor hereby assigns, transfers, sells and sets over unto the Assignee, all of Assignor’s right, title and interest in the Partnership Interest, effective as of the date hereof. The foregoing assignment is made without RECOURSE, REPRESENTATION OR WARRANTY OF ANY KIND OR NATURE WHATSOEVER, EXCEPT FOR ASSIGNOR’S WARRANTY OF TITLE AS TO THE PARTNERSHIP INTEREST THAT THE PARTNERSHIP INTEREST IS OWNED BY ASSIGNOR AND ASSIGNED TO ASSIGNEE WITHOUT ANY LIENS OR ENCUMBRANCES, WHICH WARRANTY OF TITLE SHALL SURVIVE THE RELEASE.

     2. Assignee hereby accepts the assignment of the Partnership Interest. Assignee hereby assumes and agrees to observe, fully perform and discharge all of the obligations and duties of Assignor under the Partnership Agreement relating to the Partnership Interest for that period of time from and after, but not before, the date of this Assignment.

     3. From and after the date hereof, Assignor shall have no further rights or interests in the Partnership, and no obligation to the Partnership or the partners of the Partnership pursuant to or on account of the Partnership Agreement.

     4. This Agreement shall be governed and construed under the internal laws of the State of Texas.

     5. This Agreement may be signed in any number of counterparts. which counterparts shall be treated as originals for all purposes, and all so executed shall constitute one agreement,

binding on all of the parties hereto, notwithstanding that all parties are not signatory to the same counterpart.

     6. This Agreement constitutes the entire Agreement among the parties, supersedes all prior agreements, and may not be modified or amended except in writing executed by all parties hereto.

               IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement as of the day and year first above written.

LB TRIAD INC.,
a Delaware corporation

By: /s/ David S. Broderick
Name: David S. Broderick
Title: Authorized Signatory

CAPITAL SENIOR LIVING PROPERTIES, INC.,
a Texas corporation

By: /s/ Lawrence A. Cohen
Name: Lawrence A. Cohen
Title: CEO